UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2026

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 30, 2026, Cadrenal Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company sold and issued, in a private placement priced at-the-market under Nasdaq rules: (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 960,000 shares (the “Pre-Funded Warrant Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”); (ii) series C-1 warrants (the “Series C-1 Warrants”) to purchase up to an aggregate of 960,000 shares of Common Stock (the “Series C-1 Warrant Shares”); and (iii) series C-2 warrants (the “Series C-2 Warrants” and, together with the Series C-1 Warrants, the “Common Warrants”) to purchase up to an aggregate of 960,000 shares of Common Stock (the “Series C-2 Warrant Shares” and, together with the Pre-Funded Warrant Shares and the Series C-1 Warrant Shares, the “Warrant Shares”), at a combined purchase price of $3.1249 per Pre-Funded Warrant and accompanying Common Warrants (collectively, the “Private Placement”).

The Company received gross proceeds from the Private Placement of approximately $3.0 million. The Private Placement closed on July 1, 2026 (the “Closing Date”), upon the satisfaction of customary closing conditions, at which time the Pre-Funded Warrants and Common Warrants were delivered to the Investor. The Company intends to use the net proceeds from the Private Placement for working capital purposes.

Each Pre-Funded Warrant has an exercise price equal to $0.0001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full. Each Common Warrant has an exercise price equal to $3.00 per share. The additional terms of the Pre-Funded Warrants and Common Warrants are described below.

In connection with the Private Placement, each of the Company’s directors and officers entered into Lock-Up Agreements, pursuant to which the parties agreed to be subject to a lock-up for a period of 60 days following the Effective Date (as defined below), subject to certain exceptions. In addition, pursuant to the Purchase Agreement and subject to certain exceptions, the Company agreed not to, until 60 days from the Effective Date, (i) issue, enter into any agreement to issue or announce any issuance of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), or (ii) file any new registration statement or any amendment or supplement thereto, subject to limited exceptions. The Company also agreed not to enter into a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of one year following the Effective Date; provided however that 60 days after the Effective Date, the Company may enter into and effect sales pursuant to an at-the-market facility with H.C. Wainwright & Co., LLC (the “Wainwright”).

The term “Effective Date” is defined in the Purchase Agreement to be the earliest of the date that (a) the initial registration statement registering for resale all Pre-Funded Warrant Shares and Series C-2 Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”), (b) all of the Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date, provided that a holder of Warrant Shares is not an affiliate of the Company, or (d) all of the Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act of 1933, as amended (the “Securities Act”), without volume or manner-of-sale restrictions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purpose of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Registration Rights Agreement

In connection with the Private Placement, the Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, dated June 30, 2026, pursuant to which the Company agreed to register for resale the Warrant Shares held by the Investor (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the Registerable Securities by the Investor within 15 days following the date of the Registration Rights Agreement (the “Filing Deadline”). The Company has agreed to use reasonable efforts to cause such registration statement to become effective (the “Effectiveness Deadline”) as soon as practicable (but no later than the 45th calendar day following the date of the Registration Rights Agreement or, in the event of a full review of the registration statement by the SEC, the 75th calendar day following the date of the Registration Rights Agreement) and to keep such registration statement effective until the date that all of the Registerable Securities covered by the registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the initial registration statement has not been filed by the Filing Deadline, including filing the registration statement without affording the Investor the opportunity to review and comment thereon or the Company subsequently withdraws the filing of the registration statement, (ii) the Company fails to file with the SEC a request for acceleration of a registration statement within five (5) trading days of the date that the Company is notified by the SEC that such registration statement will not be “reviewed” or will not be subject to further review, (iii) prior to the effective date of a registration statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such registration statement within twenty (20) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such registration statement to be declared effective, (iv) the registration statement registering for resale the Pre-Funded Warrant Shares and the Series C-2 Warrant Shares has not been declared effective prior to Effectiveness Deadline, or (v) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or the Company’s failure to update such registration statement, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to the Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by the Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to an aggregate maximum cap of 6%.

The Company has granted the Investor customary indemnification rights in connection with the registration statement. The Investor has also granted the Company customary indemnification rights in connection with the registration statement.

Terms of the Warrants

The Series C-1 Warrants have an exercise price of $3.00 per share, are exercisable beginning on the effective date of stockholder approval of the issuance of the Series C-1 Warrant Shares issuable upon exercise of the Series C-1 Warrants (the “Stockholder Approval Date”) and will expire five years after the later of (i) the Stockholder Approval Date and (ii) the effective date of a resale registration statement registering for resale all of the Series C-1 Warrant Shares. The Series C-2 Warrants have an exercise price of $3.00 per share, are exercisable immediately upon issuance, and will expire twenty-four months after the Effective Date.

The Pre-Funded Warrants may be exercised on a cashless basis at any time. The Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the shares of Common Stock issuable upon exercise of the Common Warrant being exercised. The Company is prohibited from effecting an exercise of any Pre-Funded Warrants or Common Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 9.99% or 4.99%, respectively, of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

Pursuant to the terms of the Common Warrants, in the event of a Fundamental Transaction (as such term is defined in the Common Warrants), the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Common Warrants with the same effect as if such successor entity had been named in the Common Warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then a holder of the Common Warrants will be given the same choice as to the consideration it receives upon any exercise of the Common Warrants following such Fundamental Transaction. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Common Warrants will have the right to require the Company or a successor entity to purchase the Common Warrant for cash in the amount of the Black Scholes Value (as defined in the Common Warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction which is not in the Company’s control, including a Fundamental Transaction not approved by the Company’s board of directors, the holders of the Common Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Pursuant to the terms of the Pre-Funded Warrants, in the event of a Fundamental Transaction (as such term is defined in the Pre-Funded Warrants), the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then a holder of the Pre-Funded Warrants will be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrants following such Fundamental Transaction.

Placement Agent Compensation

The Company entered into an engagement agreement with Wainwright, dated August 14, 2025, pursuant to which Wainwright agreed to act as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the Private Placement. The Company agreed to pay Wainwright: (i) an aggregate placement agent cash fee equal to 7.0% of the gross proceeds of the Private Placement: (ii) a management fee of 1.0% of the gross proceeds of the Private Placement; (iii) $25,000 for non-accountable expenses; and (iv) up to $50,000 for legal expenses and other out-of-pocket expenses. In addition, on the Closing Date the Company delivered to designees of Wainwright warrants (the “Placement Agent Warrants”) to purchase up to 62,400 shares of Common Stock (the “Placement Agent Warrant Shares”), which number of shares is equal to 6.5% of the aggregate number of Pre-Funded Warrant Shares sold in the Private Placement. The Placement Agent Warrants have substantially the same terms as the Series C-1 Warrants issued in the Private Placement, except that they are immediately exercisable for term of five years from the Effective Date, and have an exercise price equal to 125% of the Private Placement price per share, or $3.9063 per share.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Series C-1 Warrants, the Series C-2 Warrants, the Placement Agent Warrants, the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the issuance of the Pre-Funded Warrants, the Common Warrants, the Placement Agent Warrants, the Pre-Funded Warrant Shares, the Common Warrant Shares and the Placement Agent Warrant Shares is hereby incorporated by reference into this Item 3.02. The Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants were, and (ii) the Pre-Funded Warrant Shares, the Common Warrant Shares and the Placement Agent Warrant Shares will be, offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. The Company relied on these exemptions based, in part, on representations made by the Investor in the Purchase Agreement, including that Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D, and that Investor was acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. Private Placement

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01. Other Events.

On June 30, 2026, the Company issued a press release announcing the pricing of the Private Placement described above. The press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series C-1 Warrant
4.3	Form of Series C-2 Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement, dated June 30, 2026, by and between Cadrenal Therapeutics, Inc. and the purchaser named therein
10.2	Form of Registration Rights Agreement, dated June 30, 2026, by and between Cadrenal Therapeutics, Inc. and the purchaser named therein
99.1	Pricing Press Release of Cadrenal Therapeutics, Inc., dated June 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2026	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chairman and Chief Executive Officer

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